DHI Group, Inc. Reports First Quarter 2018 Results

•	First quarter 2018 total revenues of $43.1 million, net income of $3.5 million and diluted EPS of $0.07

•	Cash flow from operations of $6.9 million; Adjusted EBITDA of $9.7 million(1)

•	Art Zeile joins the Company as Chief Executive Officer

•	The Company announces $7 million stock repurchase program

New York, New York, May 8, 2018 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), a leading online career resource and talent acquisition platform for technology professionals and other select professional communities, today reported financial results for the quarter ended March 31, 2018.
"I've joined the Company with the goal to be a catalyst for change and, while still early days, continue to be excited by the tremendous market potential at DHI,” said Art Zeile, President and Chief Executive Officer of DHI Group, Inc. “Technology continues to be a high growth market with significant unmet needs, which DHI is poised to capitalize upon. We're building products to help tech professionals grow their careers and we're doing a lot of things to solve the recruiting challenges employers face."

Q1 2018 Business Highlights

•	Fully launched Dice's Salary Predictor, coupled with tools to help tech professionals explore career paths, encouraging tech talent to engage with Dice and measure their worth in the market

•	Redesigned Dice homepage for improved user experience for tech professionals and employers

•
On-boarded more than 120 clients with ATS integrations in the quarter, with more than 1,000 active customers today, helping improve efficiency for customers' recruiting efforts and ultimately improving attribution for Dice

•	Launched improved job alerts on ClearanceJobs, leveraging a non-boolean contextual search engine, helping deliver highly targeted and relevant career opportunities to security-cleared candidates
(1) The Company modified its definition of Adjusted EBITDA in the first quarter of 2018. See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release for a description of the change.

Q1 2018 Financial Highlights
"First quarter results met our expectation that fourth quarter trends would continue as we begin the year. We are starting to see signs of traction, particularly in revenue renewal rates at Dice, the stabilization of eFinancialCareers and continued solid growth at ClearanceJobs,” said Luc Grégoire, Chief Financial Officer. “The efficiencies we've gained through our functional alignment and tech-focused strategy allow us to invest in product and marketing while being sharply focused on maintaining profitability.”

The following summarizes consolidated financial results for the quarters ended March 31, 2018 and 2017:
($ in millions, except per share data)

	Q1 2018	Q1 2017	Change	Fx Impact
Revenues
Tech-focused	$37.9	$39.5	(4)%	$0.9
Healthcare (1)	—	6.7	n.m.	—
Corporate & Other (1)	5.1	5.9	(14)%	—
Total Revenues	$43.1	$52.2	(17)%	$0.9
Net Income	$3.5	$1.3	169%
Diluted earnings per share	$0.07	$0.03	133%

	Adjusted Revenues (2) (4)			Adjusted EBITDA (3) (4)		Margin
Non-GAAP	Q1 2018	Q1 2017	Change	Q1 2018	Q1 2017	Q1 2018	Q1 2017
Tech-focused	$37.9	$39.5	(4)%	$10.9	$13.8	29%	35%
Corporate and other	4.7	4.8	(2)%	(1.2)	(3.4)	(26)%	(71)%
Total	$42.6	$44.3	(4)%	$9.7	$10.4	23%	23%

(1) The Company sold Health eCareers on December 4, 2017 and the RigLogix portion of the Rigzone business on February 20, 2018. Transferred majority ownership of BioSpace to BioSpace management on January 31, 2018.

(2) The Company included Adjusted Revenues as a non-GAAP measure in the first quarter of 2018 to exclude the results of the divested businesses. See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release for a description of this metric.

(3) The Company modified its definition of Adjusted EBITDA in the first quarter of 2018. See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release for a description of this metric.

(4) Reconciliations of Revenues to Adjusted Revenues, Net Income and Operating Income to Adjusted EBITDA, and of Operating Cash Flows to Adjusted EBITDA are included toward the end of this press release.

Business Outlook
The Company continues to expect current top line trends to continue initially, with improvement later in the year as new product features gain adoption with tech professionals and recruiters. Investments in marketing and product development will continue, funded with efficiency gains in other functional areas. This outlook results in an Adjusted EBITDA margin for fiscal year 2018 that is in line with the Company's 2017 Adjusted EBITDA margin, excluding items that impact comparability to prior periods.

Recent Developments
The Company continued its progress on the divestiture of non-core businesses, including the sale of Rigzone Data Services in February 2018 and the transfer of ownership of BioSpace in January 2018. There is strong interest in Hcareers and the Company is currently engaged with a potential buyer for that business.
Stock Repurchase Program
The Board of Directors has authorized a stock repurchase program that permits the purchase of up to $7 million of the Company's common stock. Under the plan, management has discretion in determining the conditions under which shares may be purchased from time to time.
Repurchases will be made in accordance with applicable securities laws in the open market, in privately negotiated transactions or through other means. Depending on acquisition opportunities, market conditions and other factors, these repurchases may commence or cease from time to time without prior notice.
The new authorization is currently effective and will be in effect for one year.
Conference Call Information
The Company will host a conference call at 8:30 a.m. Eastern Time to discuss its financial results, recent developments, and progress on its tech-focused strategy. Speaking on the call will be Art Zeile, President and Chief Executive Officer, and Luc Grégoire, Chief Financial Officer.
The conference call will be available live through the Company’s website in the Investor Relations section under Presentations & Events at www.dhigroupinc.com. The conference call can be accessed by dialing 1-844-890-1790 or for international callers by dialing 1-412-380-7407.  Please ask to be joined to the DHI Group, Inc. call.
A replay will be available one hour after the call and can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers; the replay passcode is 10119703. The replay will be available until May 15, 2018.
Investor & Media Contact

Rachel Ceccarelli
Director, Corporate Communications
DHI Group, Inc.
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.

DHI Group, Inc. (NYSE:DHX) is a leading provider of data, insights and employment connections through our specialized services for technology professionals and other select online communities. Our mission is to empower tech professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source, hire and connect with the most qualified and highly-skilled tech professionals, while professionals use our websites and services to find ideal employment opportunities, relevant job advice and tailored career-related data. For over 25 years, we have built our Company on providing employers and professionals with career connections, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measurements in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted Revenues, adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, other non-recurring income or expense (“Adjusted EBITDA”) and Adjusted EBITDA margin provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Revenues
Adjusted Revenues is a non-GAAP metric used by management to measure operating performance. Adjusted Revenues represents Revenues less the revenues of divested businesses. We consider Adjusted Revenues to be an important measure to evaluate the performance of our ongoing businesses and provide comparable results excluding our divestitures.

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, and business interruption insurance proceeds, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.
The Company modified its definition of Adjusted EBITDA during the first quarter of 2018 to also exclude severance and retention costs related to dispositions or reorganizations of the Company, the prior operating results of divested businesses, and losses related to legal claims and fees that are unusual in nature or infrequent.  The Company changed its definition of Adjusted EBITDA to provide a more transparent and comparable view of its financial performance.  Accordingly, all prior periods presented have been recast to reflect the current definition.

We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Adjusted Revenues. Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to net income, operating income, revenue or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, the review of potential dispositions of certain of our businesses and the terms and timing of any such transactions, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	Three Months Ended March 31,
	2018	2017

Revenues	$43,071	$52,190

Operating expenses:
Cost of revenues	5,157	7,397
Product development	5,463	6,451
Sales and marketing	16,267	19,899
General and administrative	10,382	11,279
Depreciation	2,290	2,308
Amortization of intangible assets	291	561
Disposition related and other costs	1,011	—
Total operating expenses	40,861	47,895
Gain on sale of businesses	4,639	—
Operating income	6,849	4,295
Interest expense	(546)	(790)
Other expense	(9)	(16)
Income before income taxes	6,294	3,489
Income tax expense	2,791	2,149
Net income	$3,503	$1,340

Basic earnings per share	$0.07	$0.03
Diluted earnings per share	$0.07	$0.03

Weighted average basic shares outstanding	48,258	47,596
Weighted average diluted shares outstanding	48,974	48,136

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$3,503	$1,340
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,290	2,308
Amortization of intangible assets	291	561
Deferred income taxes	82	222
Amortization of deferred financing costs	49	81
Stock based compensation	2,509	2,502
Change in accrual for unrecognized tax benefits	220	35
Gain on sale of businesses	(4,639)	—
Changes in operating assets and liabilities:
Accounts receivable	10,956	5,026
Prepaid expenses and other assets	1,070	(1,494)
Capitalized contract costs	(1,398)	—
Accounts payable and accrued expenses	(6,007)	(2,349)
Income taxes receivable/payable	1,676	1,418
Deferred revenue	(3,745)	4,851
Other, net	61	18
Net cash flows from operating activities	6,918	14,519
Cash flows from (used in) investing activities:
Cash received from sale of businesses	3,520	—
Purchases of fixed assets	(1,825)	(4,195)
Net cash flows from (used in) investing activities	1,695	(4,195)
Cash flows used in financing activities:
Payments on long-term debt	(6,000)	(8,000)
Proceeds from long-term debt	2,000	—
Proceeds from stock option exercises	—	403
Purchase of treasury stock related to vested restricted stock	(325)	(1,092)
Net cash flows used in financing activities	(4,325)	(8,689)
Effect of exchange rate changes	(149)	43
Net change in cash for the period	4,139	1,678
Cash, beginning of period	12,068	22,987
Cash, end of period	$16,207	$24,665

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	March 31, 2018	December 31, 2017
Current assets
Cash	$16,207	$12,068
Accounts receivable, net	27,386	38,769
Income taxes receivable	1,282	2,617
Prepaid and other current assets	4,308	5,086
Total current assets	49,183	58,540
Fixed assets, net	15,621	16,147
Acquired intangible assets, net	45,414	45,737
Capitalized contract costs	7,202	—
Goodwill	173,216	170,791
Deferred income taxes	311	469
Other assets	4,075	4,034
Total assets	$295,022	$295,718

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$16,416	$22,196
Deferred revenue	75,142	83,646
Income taxes payable	1,476	1,129
Total current liabilities	93,034	106,971
Long-term debt, net	37,499	41,450
Deferred income taxes	9,643	8,245
Deferred revenue	2,978	—
Income taxes payable	1,489	1,489
Accrual for unrecognized tax benefits	3,079	2,859
Other long-term liabilities	2,149	2,063
Total liabilities	149,871	163,077
Total stockholders’ equity	145,151	132,641
Total liabilities and stockholders’ equity	$295,022	$295,718

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three month periods ended March 31, 2018 and 2017 and a balance sheet as of March 31, 2018 and December 31, 2017 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	Three Months Ended March 31,
	2018	2017
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$3,503	$1,340
Interest expense	546	790
Income tax expense	2,791	2,149
Depreciation	2,290	2,308
Amortization of intangible assets	291	561
Non-cash stock based compensation expense	2,509	2,502
Gain on sale of businesses	(4,639)	—
Costs related to strategic alternatives process	—	830
Disposition related and other costs	1,011	—
Legal contingencies and fees	1,389	150
Divested businesses	(31)	(256)
Other	8	16
Adjusted EBITDA (1)	$9,668	$10,390

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$6,918	$14,519
Interest expense	546	790
Amortization of deferred financing costs	(49)	(81)
Income tax expense	2,791	2,149
Deferred income taxes	(82)	(222)
Change in accrual for unrecognized tax benefits	(220)	(35)
Change in accounts receivable	(10,956)	(5,026)
Change in deferred revenue	3,745	(4,851)
Costs related to strategic alternatives process	—	830
Disposition related and other costs	1,011	—
Legal contingencies and fees	1,389	150
Divested businesses	(31)	(256)
Changes in working capital and other	4,606	2,423
Adjusted EBITDA (1)	$9,668	$10,390

Dice Recruitment Package Customers
Beginning of period	6,450	7,050
End of period	6,200	6,800

Average for the period (2)	6,250	6,900

Dice Average Monthly Revenue per Recruitment Package Customer (3)	$1,112	$1,110

(1) The Company modified its definition of Adjusted EBITDA during the first quarter of 2018 to also exclude severance and retention costs related to dispositions or reorganizations of the Company, the prior operating results of divested businesses, and losses related to legal claims and fees that are unusual in nature or infrequent.

(2) Reflects the daily average of recruitment package customers during the period.
(3) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

	For the three months ended March 31, 2018
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$7,083	$—	$(234)	$6,849
Depreciation	2,141	—	149	2,290
Amortization of intangible assets	—	—	291	291
Non-cash stock based compensation expense	516	—	1,993	2,509
Disposition related and other costs	130	—	881	1,011
Legal contingencies and fees	1,000	—	389	1,389
Divested businesses	—	—	(31)	(31)
Gain on sale of businesses	—	—	(4,639)	(4,639)
Other	—	—	(1)	(1)
Adjusted EBITDA (1)	$10,870	$—	$(1,202)	$9,668

	For the three months ended March 31, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$11,098	$(450)	$(6,353)	$4,295
Depreciation	1,563	508	237	2,308
Amortization of intangible assets	35	162	364	561
Non-cash stock based compensation expense	1,071	132	1,299	2,502
Costs related to strategic alternative process	—	—	830	830
Legal contingencies and fees	—	—	150	150
Divested businesses		(352)	96	(256)
Adjusted EBITDA (1)	$13,767	$—	$(3,377)	$10,390

	For the three months ended March 31, 2018
Reconciliation of Revenues to Adjusted Revenues	Tech-focused	Healthcare	Corporate & Other	Total
Revenues	$37,941	$—	$5,130	$43,071
Divested businesses	—	—	(485)	(485)
Adjusted Revenues (2)	$37,941	$—	$4,645	$42,586

	For the three months ended March 31, 2017
Reconciliation of Revenues to Adjusted Revenues	Tech	Healthcare	Corporate & Other	Total
Revenues	$39,549	$6,714	$5,927	$52,190
Divested businesses	—	(6,714)	(1,173)	(7,887)
Adjusted Revenues (2)	$39,549	$—	$4,754	$44,303

(1) The Company modified its definition of Adjusted EBITDA during the first quarter of 2018 to exclude severance and retention costs related to dispositions or reorganizations of the Company, the prior operating results of divested businesses, and losses related to legal claims and fees that are unusual in nature or infrequent.

(2) The Company included Adjusted Revenues as a non-GAAP measure in the first quarter of 2018 and excludes revenues from divested businesses. See discussion of non-GAAP measurements earlier in this press release.

Segment Definitions:
Tech-focused: Dice, Dice Europe, eFinancialCareers and ClearanceJobs
Healthcare: Health eCareers
Corporate & Other: Hcareers, Rigzone, BioSpace, getTalent, and Corporate.

DHI GROUP, INC.
SUPPLEMENTAL DATA - REVENUE DETAIL
(Unaudited)
(in thousands)
	Revenue
	Q1 2018	Q1 2017	Change	$ Fx Impact
Dice (1)	$24,574	$27,697	(11)%	$156
eFinancialCareers	8,563	7,858	9%	746
ClearanceJobs	4,804	3,994	20%	—
Tech-focused	$37,941	$39,549	(4)%	$902
Healthcare (2)	—	6,714	n.m.	$—
Hcareers	3,393	3,571	(5)%	—
Rigzone (3)	1,525	1,661	(8)%	39
BioSpace (3)	212	669	(68)%	—
getTalent	—	26	n.m.	—
Corporate & Other	5,130	5,927	(13)%	39
Total	$43,071	$52,190	(17)%	$941

(1) Includes Dice, Dice Europe, and Targeted Job Fairs
(2) Health eCareers was sold on December 4, 2017
(3) BioSpace business was transferred to BioSpace management on January 31, 2018 and the RigLogix portion of the Rigzone business was sold on February 20, 2018.